                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             VARSITYBOOKS.COM INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined)
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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[ ]  Fee paid previously with preliminary proxy materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
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     (2) Form, Schedule or Registration Statement no.:
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     (3) Filing Party:
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     (4) Date Filed:
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

                              [VARSITYBOOKS.COM LOGO]

                             VARSITYBOOKS.COM INC.
                         2020 K STREET, N.W., 6TH FLOOR
                             WASHINGTON, D.C. 20006
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 18, 2000
                            ------------------------

To our stockholders:

     Notice is hereby given that the 2000 annual meeting of stockholders of VarsityBooks.com Inc. (the "Company") will be held at The Hay Adams Hotel, One Lafayette Square, 16th & H Streets, N.W., Washington, D.C. on May 18, 2000, at 10:00 a.m. local time, for the following purposes:

     1. to elect two directors of the Company for terms expiring at the 2003 annual meeting of stockholders;

     2. to ratify the selection of PricewaterhouseCoopers LLP, as the Company's independent auditors for 2000;

     3. to ratify adoption of the Company's 1998 Stock Option Plan, as amended; and

     4. to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on April 7, 2000 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the annual meeting at the annual meeting and during normal business hours, for ten days prior to the annual meeting, at the offices of the Company, 2020 K Street, N.W., 6th Floor, Washington, D.C. 20006.

                                          By Order of the Board of Directors,

                                          /s/ Jack Lewis

                                          Jack Lewis
                                          Secretary

Dated: April 21, 2000

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                             VARSITYBOOKS.COM INC.
                         2020 K STREET, N.W., 6TH FLOOR
                             WASHINGTON, D.C 20006
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 2000
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

     This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2000 annual meeting of stockholders to be held at The Hay Adams Hotel, One Lafayette Square, 16th & H Streets, N.W., Washington, D.C., on May 18, 2000, at 10:00 a.m. local time. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

     We are mailing our annual report for the fiscal year ended December 31, 1999, together with this proxy statement and the enclosed proxy, to stockholders entitled to vote at the annual meeting. The annual report does not form any part of the material for the solicitation of proxies.

     We will pay the cost of all proxy solicitation. In addition to the solicitation of proxies by use of the mails, our officers and other employees may solicit proxies by personal interview, telephone, facsimile and telegram. If any of these individuals are asked to perform these services, they will not receive compensation and the services will be performed in addition to their regular duties. We have also made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of the shares. We will reimburse any of these entities or people for their reasonable out-of-pocket expenses in forwarding the proxy solicitation materials.

     This proxy statement and the enclosed proxy are first being mailed to our stockholders on or about April 25, 2000.

VOTING AND REVOCABILITY OF PROXIES

     A proxy for use at the annual meeting and a return envelope are enclosed. Any shares of our common stock, par value $0.0001 per share (the "common stock") which are represented by a properly executed proxy that is received in time and not revoked will be voted at the annual meeting in accordance with the instructions indicated in the proxy. If no instructions are indicated, the shares will be voted "FOR" the election of the two director nominees named in the proxy, "FOR" the ratification of PricewaterhouseCoopers, LLP as the Company's independent auditors, and "FOR" the ratification of adoption of the Company's 1998 Stock Option Plan, as amended. Discretionary authority is provided in the proxy as to any matters not specifically referred to therein. Neither our board nor our managers and officers are aware of any other matters that are likely to be brought before the annual meeting. If any other matters properly come before the annual meeting, however, the persons named in the proxy are fully authorized to vote on the matters in accordance with their judgment and discretion.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise at the annual meeting by (1) giving written notice of revocation to our Corporate Secretary, (2) properly submitting to us a duly executed proxy bearing a later date or (3) voting in person at the annual meeting. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to our Corporate Secretary at our principal executive offices as follows: VarsityBooks.com Inc., 2020 K Street, N.W., 6th Floor, Washington, D.C. 20006, Attention: Corporate Secretary.

VOTING PROCEDURE

     All holders of record of our common stock at the close of business on April 7, 2000 will be eligible to vote at the annual meeting. Each common stockholder is entitled to one vote at the annual meeting for each share they hold. As of March 31, 2000, there were 15,695,843 shares of common stock outstanding.

     The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business. Votes cast in person or by proxy, abstentions and broker non-votes (as defined below) will be tabulated by the inspectors of election and will be considered in the determination of whether a quorum is present at the annual meeting. The inspectors of election will treat shares represented by executed proxies that abstain as shares that are present and entitled to vote for purposes of determining the approval of such matter. If, with respect to any shares, a broker or other nominee submits a proxy indicating that instructions have not been received from the beneficial owners or the persons entitled to vote and that the broker or other nominee does not have discretionary authority to vote the shares (a "broker non-vote") on one or more proposals, those shares will not be treated as present and entitled to vote for purposes of determining the approval of any proposal.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

     Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the members of the Board are to be elected at the annual meeting of the stockholders. The number of directors that will constitute the entire Board as of the conclusion of the annual meeting is six.

     The Board is divided into three classes, with the shareholders electing approximately one-third of the directors annually. The directors whose terms will expire at the Meeting are Andrew J. Oleszczuk and James S. Ulsamer. In addition, Timothy Levy has resigned his position as director, effective as of the date of the annual meeting. We have not nominated a replacement for Mr. Levy. Messrs. Oleszczuk and Ulsamer have been nominated and agreed to stand for election at the Meeting as directors to hold office until the Annual Meeting of Shareholders in 2003, or until their successors are elected and qualify.

     Approval of the nominees requires the affirmative vote of a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. In the event that any nominee should become unable or unwilling to serve as a director, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee for the office of director as the Board may recommend.

     OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

     Set forth below is information with respect to our current directors and director nominees:

                   NAME                     AGE                    POSITION
                   ----                     ---                    --------
Nominees for Terms Expiring in 2003:
Andrew J. Oleszczuk (1)...................  43    Director
James S. Ulsamer..........................  49    Director
Terms Expires in 2001:
Jonathan N. Grayer (2)....................  35    Director
Allen L. Morgan (1)(2)....................  47    Director
Terms Expires in 2002:
Eric J. Kuhn..............................  29    Co-founder, Chief Executive Officer,
                                                  President and Chairman of the Board
Gene Riechers (1)(2)......................  44    Director

---------------
(1) Member of the compensation and stock option committee.

(2) Member of the audit committee.

     Andrew J. Oleszczuk has served as a Director since September 1999. Since August 1998, Mr. Oleszczuk has been the President of Tribune Ventures, a division of Tribune Company. From November 1993 to July 1998, Mr. Oleszczuk served as Vice President of Development at Tribune Company. Mr. Oleszczuk received a B.A. from Northwestern University in 1978 and an M.B.A. from the Wharton Graduate School of Business in 1980.

     James S. Ulsamer has served as a Director since July 1998. Mr. Ulsamer has served as President of Baker & Taylor Retail, a division of Baker & Taylor Corporation, a distributor of books, music and videos, since July 1999 and as Executive Vice President of Baker & Taylor since June 1994. From June 1994 to July 1999, he also served as President of Baker & Taylor Books. Mr. Ulsamer earned a B.A. in Economics from Rutgers University in 1972.

     Jonathan N. Grayer has served as a Director since April 1999. Since July 1994, Mr. Grayer has served as the President and Chief Executive Officer of Kaplan Educational Centers, a provider of educational and career services. Mr. Grayer received an A.B., with honors, from Harvard College in 1986 and an M.B.A. from Harvard Business School in 1990.

     Allen L. Morgan has served as a Director since February 1999. Since January 1999, Mr. Morgan has been a General Partner of the Mayfield Fund, a venture capital fund. From May 1997 to December 1998, Mr. Morgan was a partner in the corporate department of Latham & Watkins in Menlo Park, California. From November 1982 to May 1997, Mr. Morgan was a partner in the corporate department of Wilson, Sonsini, Goodrich & Rosati in Menlo Park, California. He received an A.B. from Dartmouth College in 1976, a B.A. and M.A. from Oxford University in 1978 and 1983, respectively, and a J.D. from the University of Virginia in 1981.

     Eric J. Kuhn co-founded VarsityBooks.com and has served as our Chief Executive Officer and Chairman of the Board since our inception. He has also served as our President since June 1999. From August 1997 to April 1998, Mr. Kuhn practiced law at Greenberg Traurig Hoffman Lippoff Rosen and Quentel P.A. in Miami, Florida, and from September 1996 to July 1997, practiced law at Kaye, Scholer, Fierman, Hays & Handler L.L.P. in New York, New York. Mr. Kuhn serves on the board of directors of the Electronic Commerce Forum, a public/private organization representing the interests of the emerging electronic commerce industry. Mr. Kuhn received a B.A. with honors from Haverford College in 1993 and a J.D. with honors from The George Washington University Law School in 1996.

     Gene Riechers has served as a Director since February 1999. Since 1996, Mr. Riechers has served as the Managing Director of FBR Technology Venture Partners L.P., a venture capital fund. From December 1995 to December 1996, Mr. Riechers served as the Chief Financial Officer of CyberCash, Inc., an Internet payment systems company. From September 1993 to December 1995, he served as Chief Financial Officer and Vice President, Business Development of Online Resources & Communications

Corp. Mr. Riechers also serves as a director of LifeMinders.com Inc. and webMethods, Inc. Mr. Riechers received a B.S. from Pennsylvania State University in 1977 and an M.B.A. from Loyola College in 1984.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board held thirteen meetings during the Company's 1999 fiscal year and also took action six times by unanimous written consent. During fiscal year 1999, each director attended at least 75% of the aggregate of the total number of meetings of the Board held during the period he served as a director and the total number of meetings held by each committee of the Board on which he served (during the period for which he served), except Mr. Grayer, who attended 63% of the meetings of the Board and the committees of which he was a member.

     The Board currently has a standing Audit Committee and a standing Compensation and Stock Option Committee. It does not currently have a standing nominating committee.

     The Audit Committee currently consists of Jonathan Grayer, Allen Morgan and Gene Riechers. The Audit Committee did not meet during fiscal year 1999. The Audit Committee reviews, acts on and reports to the Board with respect to various auditing and accounting matters, including the recommendation of our independent auditors, the scope of the annual audits, fees to be paid to our independent auditors, the performance of our independent auditors and our accounting practices. The Company has adopted a written charter for the Audit Committee, which is attached as Appendix A.

     The Audit Committee reviewed and discussed the audited financial statements with management. Based on such review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 1999, for filing with the Securities and Exchange Commission.

     The Compensation and Stock Option Committee did not meet during fiscal year 1999. The matters that would have been handled by the Compensation and Stock Option Committee during fiscal year 1999 were handled by the full board. The Compensation and Stock Option Committee determines the salaries and benefits for our employees, consultants, directors and other individuals compensated by our company. In addition, the Compensation and Stock Option Committee administers our stock option plan. The Compensation and Stock Option Committee consists of Messrs. Morgan, Oleszczuk and Riechers.

DIRECTOR COMPENSATION

     Except for reimbursement for reasonable travel expenses relating to attendance at board meetings and the granting of stock options, directors are not compensated for their services as directors. Our directors are eligible to participate in our stock option plan. As of December 31, 1999, we had granted to Mr. Kuhn an option to purchase 138,052 shares at an exercise price of $0.30 per share and an option to purchase 453,383 shares which includes options to purchase 107,913 shares we granted in February 2000 pursuant to the AOL, Imperial and Sallie Mae transactions at an exercise price of $10.00 per share. On December 15, 1999, Mr. Grayer exercised an option to purchase 90,000 shares of stock subject to repurchase by us in the event Mr. Grayer no longer serves on our board.

                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     PricewaterhouseCoopers LLP has served as the Company's independent auditors since October, 1999 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending December 31, 2000. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

     OUR BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                                 PROPOSAL NO. 3

    APPROVAL OF THE VARSITYBOOKS.COM INC. 1998 STOCK OPTION PLAN, AS AMENDED

     At the Annual Meeting, the Company's stockholders are being asked to approve the 1998 Stock Option Plan, as amended. The following is a summary of principal features of the 1998 Stock Option Plan, as amended, but it does not purport to be a complete description of all provisions of the plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company's Chief Financial Officer at the Company's principal offices at 2020 K Street, NW, 6th Floor, Washington, DC, 20006.

GENERAL INFORMATION ON OUR 1998 STOCK OPTION PLAN.

     We sponsor the VarsityBooks.com Inc. 1998 Stock Option Plan (the "Plan"). The Plan permits us to grant stock options and stock appreciation rights to employees, consultants, advisors and directors. We believe that encouraging stock ownership enables us to attract, retain and incent employees, consultants, directors and advisors, as well as reward those persons who contribute to our success. Subject to approval of our stockholders, the Board of Directors has approved amendments to increase the number of shares of our common stock that may be issued under the Plan by 1,500,000 shares and make certain technical amendments to permit grants to comply with the provisions of the compensation deduction limitations of Section 162(m) of the Federal tax laws, including providing for the maximum number of shares which may be granted to any individual in any calendar year, subject to an adjustment in the event of a change in corporate capitalization, such as a stock dividend, stock split or merger. The Compensation and Stock Option Committee granted additional options to employees who currently hold stock options to provide an additional incentive to those employees to remain with the Company. Based on our expectation of future needs, the Board of Directors and Compensation and Stock Option Committee have determined that an increase in the number of shares available under the Plan is in the best interests of the Company. As a result of the proposed increase, making technical changes is necessary to qualify future grants to our executive officers for exemption from the deduction limits of Section 162(m) in compliance with provisions of federal tax laws. The stockholders are being asked to approve the Plan as amended. The closing price of Company common stock on the NASDAQ National Market on April 20, 2000 was $2.8125. Set forth below is a summary of certain material terms of the Plan. The Plan, as amended, is included as Appendix B to this proxy statement.

ADMINISTRATION OF THE PLAN.

     The Compensation and Stock Option Committee of our Board of Directors is responsible for administering the Plan and taking all action authorized by the Plan or reasonably necessary to carry out its purposes. Our Board of Directors and our Compensation and Stock Option Committee, have sole authority to select the eligible persons to whom awards are granted, to determine the size and type of award and to determine the terms and conditions of such awards in a manner consistent with the Plan. Our Board of Directors and the Compensation and Stock Option Committee, are also authorized to interpret the Plan and its decisions, determinations and interpretations are final and binding.

ELIGIBILITY TO RECEIVE AN AWARD UNDER THE PLAN.

     Under the Plan, our employees, consultants, directors and advisors are eligible to receive awards under the Plan. As of April 19, 2000, options for 3,256,215 shares were outstanding under the Plan. Substantially all of our full-time employees and our lead student representatives are eligible to be granted awards.

SHARES RESERVED FOR ISSUANCE UNDER THE PLAN.

     The Plan permits the issuance of up to 4,000,000 shares of common stock. If approved by the shareholders, the share limit will be increased by 1,500,000 shares to a total of 5,500,000 shares. The number of shares available under the Plan is subject to adjustment in the event of a change in corporate capitalization, such as a stock dividend, stock split or merger. If approved by the shareholders, during a calendar year, no one person may be granted awards for more than 350,000 shares subject to adjustment of the annual limit in the event of a change in corporate capitalization, such as a stock dividend, stock split or merger.

TYPES OF AWARDS THAT CAN BE MADE UNDER THE PLAN.

     The Plan allows awards to eligible persons of options to purchase common stock and stock appreciation rights. The material terms of these awards are described below.

     Stock Options. The options that may be granted under the Plan may either be "incentive stock options" intended to qualify under Section 422 of the Code or non-qualified stock options. Incentive stock options granted under the Plan and, if approved by the stockholders, non-qualified stock options granted to certain of our executive officers who are "covered employees" under Section 162(m) of the Code must have an exercise price of not less than the fair market value on the date of grant. Incentive stock options will expire no later than 10 years after the date of grant. Incentive stock options granted to an employee who is deemed to be a ten percent shareholder must have an exercise price of at 110% of fair market value on the date of grant and expire no more than 5 years from the date of grant. Options vest as determined by the Board or the Compensation or the Stock Option Committee.

     Stock Appreciation Rights. A "stock appreciation right" is an award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on appreciation in the value of shares of our common stock over fair market value of our common stock on the date of grant, which is payable in cash, shares or other forms of payouts as are approved by the Board or the Compensation and Stock Option Committee.

EMPLOYEES WHO HAVE RECEIVED AWARDS UNDER THE PLAN.

     The Board and our Compensation and Stock Option Committee has made awards under the Plan in fiscal year 1999 to certain of our directors and executive officers as follows: Eric J. Kuhn, Richard Hozik, Maryann Bastnagel, and Jonathan Grayer. Eric Kuhn received an option to purchase 345,470 shares of our common stock at $10.00 per share that vests over a four year period, as well as an option to purchase 138,052 shares of restricted stock at $.30 per share that vests over a four year period. Richard Hozik received stock option grants of 86,693, 50,000 and 50,000 shares at exercise prices of $.30, $6.04, and $10.00, respectively, that vest over a four-year period. Maryann Bastnagel received options to purchase 111,693 shares of our common stock; however, Ms. Bastnagel's options were cancelled upon her resignation on February 25, 2000. Jonathan Grayer received an option to purchase 90,000 shares of restricted stock at an exercise price of $.30 per share which was subject to immediate vesting. In addition, under the Plan, substantially all other currently employed full-time employees of the Company and our lead student representatives have been granted stock options to purchase shares of our common stock in the aggregate amount of 2,402,316 shares as of April 19, 2000 that generally vest over a four year period and have a weighted average exercise price of $4.86. All future awards under the Plan will be discretionary and therefore are not determinable at this time.

AMENDMENT OR TERMINATION OF THE PLAN.

     Our Board may amend or terminate the Plan, except that such amendment or termination may not impair any right of a holder of an outstanding award. Furthermore, without the approval of the Company's stockholders, no such amendment or modification may (i) materially modify the requirements as to the exercise price of stock options, (ii) increase the number of shares of stock that may be issued under the Plan, (iii) materially modify the requirements as to eligibility for participation in the Plan, or (iv) modify the material terms of the Plan as to "covered employees" within the meaning of Section 162(m) of the Code.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN.

     The tax consequences of awards under the Plan depend upon the type of award and, if the award is to an executive officer, whether the award qualifies as performance-based compensation under Section 162(m) of the Code.

     Non-Qualified Stock Options. The recipient of non-qualified stock options generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of non-qualified stock options when the stock options are exercised or, if later and the option recipient does not file an election with the IRS to be taxed as of the date of exercise, the earliest date the shares received on exercise of the non-qualified stock option are either transferable or no longer subject to a substantial risk of forfeiture. The difference between the exercise price of the option and the fair market value of the stock purchased is taxed as ordinary income. Thereafter, the tax basis for the acquired stock is equal to the amount paid for the stock plus the amount of income recognized by the recipient upon exercise. The Company will take a tax deduction equal to the amount of income realized by the option recipient on the exercise date.

     Incentive Stock Options. Federal regular income taxes are generally not imposed upon either the grant or the exercise of incentive stock options; taxes are imposed only when the shares of stock from exercised options are disposed of, by sale or otherwise. The amount by which the fair market value of the stock on the date of exercise exceeds the exercise price is, however, included in determining an optionee's liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the stock until more than one year after the receipt of the stock and two years after the option was granted, then, upon sale or disposition of the stock, the difference between the exercise price and the market value of the stock as of the date of exercise will be treated as a capital gain, and not ordinary income. If a recipient fails to hold the stock for the minimum required time, at the time of the sale or disposition of the stock, taxes will be assessed on the gain as ordinary income. The Company will not receive a tax deduction for incentive stock options which are taxed to a recipient as capital gains; however, the Company will receive a tax deduction if the sale of the stock does not qualify for capital gains tax treatment.

     Stock Appreciation Rights. The payment of Stock Appreciation Rights will normally be treated as ordinary compensation income at the time of payment. Subject to the application of Section 162(m) of the Code, the Company will take a tax deduction for the amount of the compensation income.

     Section 162(m). Section 162(m) of the Code would render non-deductible to the Company certain compensation in excess of $1,000,000 in any year to certain executive officers of the Company unless such excess compensation is "performance-based" (as defined in the Code) or is otherwise exempt from Section 162(m) of the Code. Options and Stock Appreciation Rights granted under the Plan granted by our Compensation and Stock Option Committee are designed to qualify as performance-based compensation.

REQUIRED VOTE TO APPROVE THE PLAN, AS AMENDED.

     To approve the Plan, as amended, a majority of the shares present and voting in person or by proxy must vote FOR the ratification of the Plan, as amended. In the event that the Plan, as amended is not approved by the Company's stockholders, the proposed increase in the number of shares reserved under the Plan and the technical amendments will not be effective and we will be unable to issue additional options under the Plan.

     THE COMPENSATION AND STOCK OPTION COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE FOR THE APPROVAL OF THE 1998 STOCK OPTION PLAN, AS AMENDED.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2000, by:

     - each person, or group of affiliated persons, who we know beneficially owns more than five percent in the aggregate of the outstanding shares of our common stock;

     - each of our executive officers named in the Summary Compensation Table;

     - each of our directors;

     - each director nominee; and

     - all directors and executive officers as a group.

     Under the rules of the Securities and Exchange Commission, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable under stock options or warrants that are exercisable within 60 days of March 31, 2000. Shares issuable under stock options or warrants are deemed outstanding for computing the percentage of the person holding options but are not outstanding for computing the percentage of any other person. The percentage of beneficial ownership for the following table is based upon 15,695,843 shares of common stock outstanding as of March 31, 2000.

     Unless otherwise indicated, the address for each listed stockholder is: c/o VarsityBooks.com Inc., 2020 K Street, N.W., 6th Floor, Washington, D.C. 20006. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting power and investment power with respect to all shares of common stock.

                                                                    SHARES OF
                                                                   COMMON STOCK
                                                                BENEFICIALLY OWNED
NAME OF                                                       ----------------------
BENEFICIAL OWNER                                               NUMBER     PERCENTAGE
----------------                                              ---------   ----------
Mayfield Fund (1)...........................................  2,342,894      14.9%
The Carlyle Group (2).......................................  2,108,070      13.4
Tribune Ventures (3)........................................  1,488,095       9.5
Eric J. Kuhn (4)............................................  1,037,727       6.6
FBR Technology Venture Partners L.P. (5)....................    992,063       6.3
Richard Hozik (6)...........................................     39,554         *
Timothy J. Levy (7).........................................    947,241       6.0
Allen L. Morgan (8).........................................  2,350,334      15.0
Andrew J. Oleszczuk (9).....................................  1,488,095       9.5
Gene Riechers (10)..........................................    992,063       6.3
James S. Ulsamer............................................         --        --
Jonathan N. Grayer..........................................     90,000         *
Directors and executive officers as a group (8 persons).....  6,945,014      44.0

---------------
  *  Represents less than 1% of the outstanding shares of common stock.

 (1) Includes 1,992,489 shares held by Mayfield IX, 104,868 shares held by Mayfield Associates Fund IV and 245,537 shares held by the Varsity Books Trust, a revocable trust. Mayfield IX Management LLC is the general partner of Mayfield IX and Mayfield Associates Fund IV both of which are Delaware limited partnerships. Mr. Morgan, one of our directors, is a nonmanaging member on Mayfield IX Management LLC. He has no management authority with respect to Mayfield IX Management and disclaims beneficial ownership of our shares held directly by Mayfield IX Management, Mayfield IX, and Mayfield Association Fund IV except to the extent of any pecuniary interest therein. Mayfield Fund, L.P.'s address is 2800 Sand Hill Road, Menlo Park, California 94025

 (2) The Carlyle Group includes 745,483 shares held by Carlyle Venture Partners, L.P., 155,625 shares held by C/S Venture Investors, L.P., 116,092 shares held by Carlyle Venture Coinvestment L.L.C. and 98,870 shares held by Carlyle U.S. Venture Partners, L.P., as well as 712,836 shares currently outstanding and 279,164 shares issuable upon exercise of outstanding warrants, all of which are exercisable within the next 60 days at a weighted average exercise price of $1.48 per share held by B&T ENTERPRISES, L.L.C., a limited liability company. TC Group, L.L.C., an affiliate of The Carlyle Group, is the manager of B&T ENTERPRISES, L.L.C. and has sole control over the voting and disposition of the shares held by B&T ENTERPRISES, L.L.C. TC Group, L.L.C. disclaims beneficial ownership of any of the shares held by B&T ENTERPRISES, L.L.C. TCG Ventures, Ltd, an affiliate of The Carlyle Group, is the general partner of both Carlyle Venture Partners, L.P. and C/S Venture Investors, L.P. TCG Ventures, L.L.C., an affiliate of The Carlyle Group, is the general partner of both Carlyle Venture Coinvestment L.L.C. and Carlyle U.S. Venture Partners, L.P. The Carlyle Group's address is 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004.

 (3) Tribune Ventures is a division of Tribune Company and is located at 435 North Michigan Avenue, Chicago, Illinois 60611

 (4) Includes 964,616 shares currently outstanding and 73,111 shares subject to options exercisable within the next 60 days.

 (5) The address for FBR Technology Venture Partners L.P. is Potomac Tower, 1001 19th Street North, Arlington, Virginia 22209.

 (6) Includes 17,881 shares currently outstanding and 21,673 issuable upon exercise of options held by Mr. Hozik that are exercisable within the next 60 days.

 (7) Includes 984,741 shares currently outstanding.

 (8) Includes 1,992,489 shares held by Mayfield IX, 104,868 shares held by Mayfield Associates Fund IV, 245,537 shares held by the Varsity Book Trust and 7,440 shares held directly by Mr. Morgan. Except for those shares held by Mr. Morgan, Mr. Morgan disclaims beneficial ownership of all other shares except to the extent of any pecuniary interest therein.

 (9) Includes 1,488,095 shares beneficially owned by Tribune Ventures, a division of Tribune Company. Mr. Oleszczuk is President of Tribune Ventures, and, as such may be deemed to have voting and investment power over such shares. Mr. Oleszczuk disclaims beneficial ownership of these shares.

(10) Includes 992,063 shares beneficially owned by FBR Technology Venture Partners L.P. Mr. Riechers is a partner of FBR Technology Venture Partners L.P. and, as such, may be deemed to have voting and investment power over such shares. Mr. Riechers disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein.

                               EXECUTIVE COMPENSATION

                             SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid to the Chief Executive Officer of the Company and to each of the other executive officers (the "Named Executive Officers") for fiscal years 1998 and 1999.

                                                      ANNUAL                         LONG TERM
                                                   COMPENSATION                 COMPENSATION AWARDS
                                          -------------------------------   ---------------------------
                                                                            RESTRICTED     NUMBER OF
                                                             OTHER ANNUAL     STOCK        SECURITIES       ALL OTHER
                                          SALARY    BONUS    COMPENSATION    AWARD(S)      UNDERLYING      COMPENSATION
   NAME AND PRINCIPAL POSITION     YEAR     ($)      ($)         ($)           ($)       OPTIONS (#)(7)       ($)(6)
   ---------------------------     ----   -------   ------   ------------   ----------   --------------    ------------
Eric J. Kuhn (1).................  1999   127,000   50,000         --          --           591,435(5)        2,000
  Chief Executive Officer          1998    52,000       --         --          --                --           2,000
Timothy Levy (2).................  1999   117,000   25,000         --          --                --              --
  Executive Vice President,        1998    52,000       --         --          --                --              --
  Development
Richard Hozik (3)................  1999    93,000   41,000         --          --           186,693             500
  Senior Vice President, Chief
    Financial Officer
Maryann Bastnagel (4)............  1999    90,000   21,000         --          --           111,693             600
  Senior Vice President, Chief
    Information Officer

---------------
(1) Mr. Kuhn's salary was increased to $160,000 effective August 1999.

(2) Mr. Levy separated from VarsityBooks.com on March 15, 2000 and he resigned from the Board of Directors effective upon the date of the annual meeting.

(3) Mr. Hozik joined us on June 1, 1999.

(4) Ms. Bastnagel joined us on May 25, 1999 and resigned on February 25, 2000. Ms. Bastnagel's options were cancelled upon her resignation.

(5) Includes options to purchase 107,913 shares granted in conjunction with warrants we issued to AOL, Imperial Bank and Sallie Mae at an aggregate exercise price of $10.00 per share in February 2000.

(6) Includes compensation for monthly parking fees.

(7) Number of options adjusted for the impact of one-for-two reverse stock split effective December 10, 1999.

STOCK OPTION GRANTS IN FISCAL YEAR 1999

                                                                                  POTENTIAL REALIZABLE VALUE AT
                                                                                     ASSUMED ANNUAL RATE OF
                                                                                    STOCK PRICE APPRECIATION
                                             INDIVIDUAL GRANTS                           FOR OPTION TERM
                            ---------------------------------------------------   -----------------------------
                             NUMBER OF     % OF TOTAL
                            SECURITIES      OPTIONS
                            UNDERLYING     GRANTED TO    EXERCISE
                              OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION        5%              10%
           NAME               GRANTED       1999 (1)      ($/SH)        DATE           ($)              $
           ----             -----------   ------------   ---------   ----------   -------------   -------------
Eric Kuhn.................    138,052          6.2%       $ 0.30       8/24/09      2,207,313       3,539,239
                              453,383(2)      20.4%       $10.00      12/17/09      2,851,326       7,225,565
Timothy Levy..............         --           --            --            --             --              --
Richard Hozik.............     86,693          3.9%       $ 0.30       5/12/09      1,386,134       2,222,548
                               50,000          2.3%       $ 6.04       9/17/09        512,450         994,850
                               50,000          2.3%       $10.00      12/17/09        314,450         796,850
Maryann Bastnagel (3).....       N.A.         N.A.          N.A.          N.A.           N.A.            N.A.

---------------
(1) Based on total grants of options to purchase 2,219,876 shares of Common Stock including 107,913 shares described in (2), below. Number of options adjusted for the impact of one-for-two reverse stock split effective December 10, 1999.

(2) Includes options to purchase 107,913 shares granted in conjunction with warrants we issued to AOL, Imperial and Sallie Mae, at an aggregate exercise price of $10.00 per share in February 2000. All options vest ratably each month from the date of grant for four years.

(3) Ms. Bastnagel's options were cancelled upon her resignation on February 25, 2000.

OPTION EXERCISE AND FISCAL YEAR-END OPTION VALUES

     None of the Named Executive Officers exercised options during 1999.

                       1999 FISCAL YEAR-END OPTION VALUES

                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                      OPTIONS AT FISCAL             OPTIONS AT FISCAL
                                                        YEAR-END (#)                  YEAR-END ($)
                     NAME                        (EXERCISABLE/UNEXERCISABLE)   (EXERCISABLE/UNEXERCISABLE)
                     ----                        ---------------------------   ---------------------------
Eric Kuhn......................................     11,504/579,931               111,589/1,227,516
Timothy Levy...................................          0/0                            0/0
Richard Hozik..................................       0/186,693                     0/1,038,922
Maryann Bastnagel (1)..........................          N.A.                           N.A.

---------------
(1) Ms. Bastnagel's options were cancelled upon her resignation on February 25, 2000.

AGREEMENTS REGARDING EMPLOYMENT

     We have entered into agreements with Mr. Kuhn and Mr. Levy. Mr. Levy's employment with us ended in March 2000.

     Compensation. The compensation of Mr. Kuhn is determined by the board of directors provided that, according to his employment agreement, Mr. Kuhn will receive a salary of not less than $160,000 per year. Effective August 1, 1999 the board of directors determined that Mr. Kuhn will receive an annual salary of $160,000. In addition, Mr. Kuhn is eligible for a cash performance bonus of up to 25% of his base salary. At the time of his departure, Mr. Levy had earned and was paid $181,250 in accordance with existing contractual arrangements.

     Stock Option Grants. The board of directors may grant stock options to Mr. Kuhn. No stock options were granted to Mr. Levy prior to his departure.

     Termination of Agreements. Mr. Kuhn's agreement may be terminated with or without cause by either Mr. Kuhn or us. If we terminate the agreement of Mr. Kuhn with cause, or if he resigns without good reason, he is only entitled to his base salary through the date of termination. If we terminate the agreement of Mr. Kuhn without cause or if Mr. Kuhn resigns for good reason, he is entitled to his base salary through the date of termination, together with his pro-rata bonus. In lieu of any further salary or bonus payments to Mr. Kuhn, we will pay an amount equal to twelve months' salary, payable in twelve equal installments after termination of his employment. If there is a change in control of the Company, and if at anytime thereafter the employment of Mr. Kuhn is terminated without cause, or if Mr. Kuhn terminates his employment with good reason, we will pay his base salary through the date of termination at the rate in effect at the time, together with a pro-rata bonus. In lieu of any further salary or bonus payments to Mr. Kuhn, we will pay a severance payment in an amount equal to 150% of his base salary as of termination. In conjunction with Mr. Levy's separation in March 2000, we paid Mr. Levy twelve months' salary.

     Noncompetition and Confidentiality. Mr. Kuhn may not compete with us or solicit our employees for a period of twelve months immediately following the termination of his relationship with us for any reason, whether with or without cause.

     Confidentiality and Assignment of Inventions. Mr. Kuhn is also bound by a confidential information and invention assignment agreement that prohibits him from, among other things, disseminating or using confidential information about our business or clients in any way that would be adverse to us. Mr. Kuhn agreed to assign VarsityBooks.com all inventions which he may develop during his employment. In addition, prior to his separation, Mr. Levy entered into a confidential information and invention assignment agreement under which he agreed to assign any VarsityBooks.com inventions which he developed during his employment.

                    REPORT OF THE COMPENSATION COMMITTEE OF
        THE BOARD OF DIRECTORS OF THE COMPANY ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     The Compensation Committee reviews the performance and compensation levels for executive officers and sets salary and bonus levels and option grants under the Company's incentive plans. The objectives of the Compensation Committee are to establish, review and modify as appropriate the compensation plan of the Chief Executive Officer of the Corporation, to review the recommendations of the Chief Executive Officer of the Corporation with respect to the compensation plan of all other executive officers, to grant options and any other rights under the Corporation's 1998 Stock Option Plan, and to perform such other duties as may be delegated by the Board.

BASE SALARY

     Base salaries of the executive officers are established by evaluating the requirements of the position and the contribution of the executive with respect to Company performance and the executive's responsibilities. In determining executive officer salaries, the Compensation Committee generally sets base salaries at or below competitive levels, with total potential compensation (including bonuses and stock options) targeted at or above competitive levels. The Compensation Committee relies on, among other things, recommendations from the Chief Executive Officer in making such determinations.

     The base salary received by Mr. Kuhn, our Chief Executive Officer, in 1999 was $127,000. Mr. Kuhn's compensation was determined prior to the Company's initial public offering and the formation of the Compensation Committee. Although Mr. Kuhn's compensation is set by the Compensation Committee, pursuant to the terms of his employment agreement, it cannot be less than $160,000.

ANNUAL CASH BONUSES

     The Company may pay annual cash bonuses to its executive officers based on such factors as the Compensation Committee may consider relevant in any given year.

LONG-TERM INCENTIVES

     The Compensation Committee believes that equity ownership provides significant motivation to executive officers to maximize value for the Company's stockholders and, therefore, periodically grants stock options under the Company's incentive plans. The Compensation Committee determines the size and frequency of option grants for executive officers after consideration of recommendations of the Chief Executive Officer. Such recommendations are based upon the relative position and responsibilities of each executive officer, previous and expected contributions of each executive officer to the Company and previous option grants to such executive officers. Stock options granted to executive officers are generally incentive stock options with exercise prices that equal the fair market value of the Company's Common Stock on the date of grant and vest in increments over a four-year period.

     In August 1999, we granted Mr. Kuhn an option to purchase 138,052 shares of our common stock at an exercise price of $0.30 per share. In December 1999, we granted Mr. Kuhn an option to purchase 453,383 shares of our common stock, which includes options to purchase 107,913 shares we granted in February 2000 in conjunction with the warrants we issued to AOL, Imperial and Sallie Mae, at an exercise price of $10.00 per share. Both options vest ratably each month from the date of grant for four years.

SECTION 162(m)

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally sets a limit of $1 million on the amount of compensation paid to executive employees (other than enumerated categories of compensation, including performance-based compensation) that may be deducted by a publicly-held company. The Committee's policy is to seek to qualify executive compensation for deductibility to the extent that such policy is consistent with the Company's overall objectives and executive compensation policy. Compensation attributable to stock options granted under the Company's stock incentive plans currently is excluded from the $1 million limit as "qualified performance-based compensation" under the rules contained in applicable Treasury regulations. None of the Company's executive officers received compensation in 1999 in excess of the limits imposed under Section 162(m). The Compensation Committee intends to continue to qualify compensation attributable to stock options as "qualified performance-based compensation" within the meaning of Section 162(m).

                                          COMPENSATION COMMITTEE

                                          Allen Morgan
                                          Andrew Oleszczuk
                                          Gene Riechers

                 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
                     PARTICIPATION AND CERTAIN TRANSACTIONS

     No interlocking relationship exists between our board of directors and the board of directors and compensation committee of any other company, nor have such interlocking relationships existed in the past.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The sales to our directors, executive officers and holders of 5% or more of our common stock, as well as any other rights granted to them, were on the same terms as those agreed to by third parties on an arm's-length basis.

SERIES B PRIVATE PLACEMENT

     On February 25, 1999, we sold an aggregate of 6,933,806 shares of our Series B preferred stock at a price of $1.44 per share. Immediately prior to the consummation of our initial public offering on February 15, 2000, shares of Series B preferred stock converted into an aggregate of 3,466,897 shares of common stock. The purchasers of Series B preferred stock included the following directors, executive officers, holders of 5% or more of our common stock on a fully converted basis and immediate family members of such persons:

                                                                                     NUMBER OF
                  NAME                                 RELATIONSHIP               SHARES PURCHASED
                  ----                     -------------------------------------  ----------------
Eric J. Kuhn.............................  Chief Executive Officer                      19,615
Timothy J. Levy (1)......................  Executive Vice President, Development        19,615
Jason M. Kuhn and Susan B. Kuhn..........  Brother and sister-in-law of Mr. Kuhn         8,681
Karen L. Kuhn............................  Mother of Mr. Kuhn                           19,615
Jeffrey C. Levy..........................  Brother of Mr. Levy                          17,361
Linda R. Levy............................  Mother of Mr. Levy                           17,361
Paul G. Levy.............................  Father of Mr. Levy                            6,944
Mayfield Fund............................                                            3,004,239
Baker & Taylor, Inc. (subsequently
  transferred to B&T ENTERPRISES,
  L.L.C.)................................  --                                          354,244
FBR Technology Venture Partners L.P......  --                                        1,388,889

---------------
(1) Mr. Levy separated from VarsityBooks.com on March 15, 2000 and he resigned from the Board of Directors effective upon the date of the annual meeting

     In connection with this private placement, we granted holders of the Series B preferred stock registration rights applicable to the common stock issued upon conversion of the Series B preferred stock.

SERIES C PRIVATE PLACEMENT

     Between August 27, 1999 and September 21, 1999, we sold an aggregate of 8,928,571 shares of our Series C preferred stock at a price of $3.36 per share. Immediately prior to the consummation of our initial public offering on February 15, 2000, shares of Series C preferred stock converted into an aggregate of 4,464,276 shares of common stock. The purchasers of Series C preferred stock included the following directors, executive officers, holders of 5% or more of our common stock on a fully converted basis and immediate family members of such persons:

                                                                                     NUMBER OF
                         NAME                                 RELATIONSHIP        SHARES PURCHASED
                         ----                            -----------------------  ----------------
Eric J. Kuhn...........................................  Chief Executive Officer        29,750
Richard Hozik..........................................  Chief Financial Officer        29,762
Allen L. Morgan........................................  Director                       14,881
Roger A. Kuhn and Karen L. Kuhn........................  Parents of Eric Kuhn           37,203
Jason M. Kuhn..........................................  Brother of Eric Kuhn            7,441
Linda R. Levy..........................................  Mother of Tim Levy              7,441
Paul G. Levy...........................................  Father of Tim Levy              7,441
Tribune Ventures, a Division of Tribune Company........  --                          2,976,191
Carlyle Venture Partners...............................  --                          2,232,143
Mayfield Fund..........................................  --                          1,681,551
FBR Technology Venture Partners L.P....................  --                            595,239

     In connection with this private placement, we granted the holders of the Series C preferred stock registration rights applicable to the common stock issued upon conversion of the Series C preferred stock.

AOL/ICQ AND SALLIE MAE TRANSACTIONS

     In connection with the AOL/ICQ transaction, we issued to AOL/ICQ warrants to purchase up to 528,738 shares of our common stock which represents 3% of our aggregate common stock outstanding and reserved for issuance immediately prior to our initial public offering, and we entered into a third amended and restated investors' rights agreement. The amendment granted AOL the right to require us to register their shares for sale or participate in subsequent registrations of our common stock, if the warrants become exercisable and are exercised.

     In connection with the Sallie Mae transaction, we issued to Sallie Mae warrants to purchase up to an aggregate of 616,863 shares of our common stock, and we entered into a fourth amended and restated investors' rights agreement. The amendment granted Sallie Mae the right to require us to register their shares for sale or participate in subsequent registrations of our common stock, if the warrants become exercisable and are exercised.

     In addition, AOL and Sallie Mae will have registration rights applicable to the shares of common stock issuable upon exercise of their warrants. Other than the registration rights, all other rights under this agreement terminated upon the closing of our initial public offering. The terms of these amendments are no more favorable than those that would have been agreed upon by third parties on an arm's length basis.

TRANSACTIONS WITH BAKER & TAYLOR

     On July 10, 1998, we entered into an Equity Investment and Operating Agreement, and other related agreements, with Baker & Taylor, Inc., our principal supplier of textbooks, fulfillment, shipping and handling services and a supplier of promotional, customer service and data base management services. In consideration for Baker & Taylor's fulfillment and drop-ship services and assistance in developing our product and customer base, we sold Baker & Taylor 535,714 shares of our common stock at par value and granted a warrant to purchase an additional 107,143 shares of our common stock at a weighted average exercise price of $2.33 per share. In accordance with this agreement, James S. Ulsamer was elected to our board.

     In February 1999, we issued a warrant to Baker & Taylor, Inc. to purchase 5,950 shares of our common stock at an exercise price of $2.33 per share.

     In February 1999, we issued to Baker & Taylor a warrant to purchase 62,500 shares of our common stock at an exercise price of $0.22 per share. In addition, we converted a bridge loan note in the amount of $500,000 issued in December 1998 into 173,611 shares of our Series B preferred stock.

     In August 1999, Baker & Taylor transferred its ownership interest in VarsityBooks.com to B&T ENTERPRISES, L.L.C., a limited liability company owned by some of the stockholders of Baker & Taylor.

     Effective October 1,1999, we entered into a new Operating Agreement with Baker & Taylor and amended the other agreements governing our operating relationship. Baker & Taylor has agreed for a period of 18 months not to provide direct to consumer fulfillment services for any online textbook retailer serving students at colleges and universities, distance learning programs and high schools located in the United States that require students to purchase their textbooks, with the exception of any retailers who were existing customers of Baker & Taylor as of July 10, 1998, the date we initially contracted with Baker & Taylor. In return, we have agreed to use Baker & Taylor as our principal supplier. The exclusivity is automatically extended each semester to remain at 18 months as long as we agree with Baker & Taylor on the amount of inventory they need to acquire for the upcoming semester. The agreement provides that Baker & Taylor would provide its services initially for three years, subject to automatic annual extensions after the initial period.

     We believe the terms of our agreements with Baker & Taylor were on terms no more favorable than those that would have been agreed upon by third parties on an arm's-length basis.

INDEBTEDNESS OF MANAGEMENT

     On August 24, 1999, we sold to Mr. Kuhn and Mr. Levy shares of our common stock at a purchase price of $0.30 per share. Both Mr. Kuhn and Mr. Levy paid for these shares with a full recourse promissory note. The notes bear interest at a floating rate equal to the current Applicable Federal Rate, which was 5.74% for December 1999, and are due August 1, 2001. On December 31, 1999, the outstanding principal balance on each of these promissory notes was $62,123, which was also the highest outstanding balance during 1999. The shares purchased by Mr. Kuhn are subject to forfeiture based on conditions relating to his continued employment. These conditions lapse with respect to 82,831 shares on August 1, 2000 and with respect to 124,246 shares on August 1, 2001. Mr. Levy's shares accelerated upon his separation which was effective March 15, 2000. The terms of the sale of the shares of common stock to Mr. Kuhn and Mr. Levy and the terms of the promissory notes executed by Mr. Kuhn and Mr. Levy were negotiated on our behalf by the board of directors, excluding Mr. Kuhn and Mr. Levy. We believe the terms of these transactions with Mr. Kuhn and Mr. Levy were fair to us, but we are not certain if these transactions were on terms no more favorable than those that would have been agreed upon by third parties on an arm's length basis.

                            INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP will serve as independent accountants of the Company for the fiscal year ending December 31, 2000. Audit services performed for the Company during the fiscal year ended December 31, 1999 included examination of the Company's financial statements. PricewaterhouseCoopers LLP has informed the Company that it has no material direct or indirect interest in the Company. We did not become a reporting company during Fiscal Year 1999.

     Our board of directors appointed PricewaterhouseCoopers LLP as our independent accountants on October 8, 1999 to replace KPMG LLP. We dismissed KPMG on September 22, 1999 as a result of a disagreement in accounting principle. The dismissal of KPMG was recommended and approved by our audit committee and approved by our board of directors.

     KPMG did not issue a report on our financial statements for any period as a result of the disagreement in accounting principle. The disagreement arose regarding the classification in our statement of operations of certain amounts paid to Baker & Taylor. Under an operating agreement with Baker & Taylor, which is a related party, we purchase books, pay to Baker & Taylor shipping and handling costs representing incremental charges for drop shipping services and receive from Baker & Taylor certain fulfillment services. We had proposed to classify, based on discussions with Baker & Taylor and industry practice, the value of such fulfillment services as marketing and sales expenses in our statement of operations in recognition of the value of those services provided by Baker & Taylor. We believe that the full value of such services is not separately invoiced to us by Baker & Taylor but is included in part by Baker & Taylor in the cost of books purchased by us. KPMG disagreed with our proposed approach. KPMG believes that the invoiced amount for books purchased from Baker & Taylor should be included in the cost of products. KPMG has informed us that they believe, based on their discussions with Baker & Taylor, that the pricing of books sold to us, based on an agreed upon discount from list price, is consistent with Baker & Taylor's pricing for other similar customers. KPMG has also informed us that a prospective change to the distribution agreement between us and Baker & Taylor to recharacterize the elements of the cost of purchased books that did not change the substance of the agreement with Baker & Taylor should not be a basis for reclassification of costs in our statement of operations. We disagree with the use of the word "recharacterize" as the marketing and sales expenses were not "recharacterized." Marketing and sales services were identified as services to be performed by Baker & Taylor in the agreements. The disagreement was discussed with the audit committee and with the full board of directors.

     The matter related to the disagreement affects the measurement of our gross profit. Under our proposal, we would have reported higher gross profit and higher marketing and sales expenses. Under the approach required by KPMG, we would have reported lower gross profit and lower marketing and sales expenses. The disagreement did not affect net sales, loss from operations, net loss, net loss available to common stockholders or related per share amounts or any line item in our balance sheets, statements of stockholders' equity or cash flows or related notes to the consolidated financial statements.

     We have subsequently accepted the position of KPMG with respect to the inclusion of the value of fulfillment costs as a component of cost of products for the years ended December 31, 1998 and 1999. In addition, subsequent to September 22, 1999 we decided to present in our statement of operations cost of products, shipping expenses and marketing and sales expenses as separate components of operating expenses and to omit the disclosure of gross margin.

     As discussed further in "Related Party Transactions -- Transactions with Baker & Taylor," effective October 1, 1999 we have amended the documents governing our relationship with Baker & Taylor. The amendment provides for assignment of separate values to the separate services provided by Baker &
Taylor: supply of books, shipping services and other services, including Web site content, customer database management and placement of promotional literature in packages to be sent to customers. Such assignment is based on the relative fair value of each element as determined by Baker & Taylor. Effective with the amendment of our agreement with Baker & Taylor on October 1, 1999, we will include in "cost of products -- related party" in our statement of operations the cost of purchased books from Baker & Taylor, we will include in "shipping -- related party" the cost of shipping charges from Baker & Taylor and we will include in "marketing and sales -- related party" the cost of other services charged from Baker & Taylor.

     Prior to our appointment and engagement of PricewaterhouseCoopers, we had not consulted with PricewaterhouseCoopers regarding the type of audit opinion that might be rendered on our financial statements. We discussed with PricewaterhouseCoopers all transactions reflected in our financial statements that we deemed significant, including the disagreement which led to the dismissal of KPMG. We described the relationship of Baker & Taylor, the terms of the original operating agreement and the terms of the amended operating agreement with PricewaterhouseCoopers including specifically the assignment of separate values for the separate services provided by Baker & Taylor to supply Web site content, customer database management and placement of promotional literature in packages sent to customers, those values being based upon the relative fair value of each element as determined by Baker & Taylor. PricewaterhouseCoopers did not take exception to our position to include those costs in "marketing and sales -- related party" in the statement of operations for the period after October 1, 1999, subject to its being able to obtain sufficient and objective evidence of the allocation of Baker & Taylor's billing to the various products and services they provided. PricewaterhouseCoopers also did not take exception to the historical treatment of those costs as a part of the "cost of product -- related party" up to the date of the amended agreements with Baker & Taylor.

     We authorized KPMG to respond fully to the inquiries of PricewaterhouseCoopers concerning the subject matter of the disagreement.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Pursuant to rules of the Securities and Exchange Commission, in order for stockholder proposals to be included in the Company's proxy statement and proxy for the 2001 annual meeting of stockholders, such proposals must be received by the Secretary of the Company at the Company's principal office in Washington, D.C. no later than December 26, 2000.

     Any stockholder proposal not included in the proxy materials disseminated by the management of the Company for the Company's 2001 annual meeting in accordance with Rule 14a-8 under the Exchange Act will be considered untimely for the purposes of Rules 14a-4 and 14a-5 under the Exchange Act if notice of the proposal is received after March 8, 2001. Management proxies will be authorized to exercise discretionary voting authority with respect to any stockholder proposal not included in such proxy materials for the Company's annual meeting unless (a) the Company receives notice of such proposal by the date set forth above and (b) the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act are met.

                                          By Order of the Board of Directors,

                                          /s/ Jack Lewis

                                          Jack Lewis
                                          Secretary

Dated: April 21, 2000

     STOCKHOLDERS ARE REMINDED TO SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                                                                      APPENDIX A

                                VARSITYBOOKS.COM

                            AUDIT COMMITTEE CHARTER

MISSION STATEMENT

     The audit committee will assist the board of directors in fulfilling its oversight responsibilities. The audit committee will review the financial reporting process, the system of internal control, the audit process, and the company's process for monitoring compliance with laws and regulations and with the code of conduct. In performing its duties, the committee will maintain effective working relationships with the board of directors, management, and the external auditors. To effectively perform his or her role, each committee member will obtain an understanding of the detailed responsibilities of committee membership as well as the company's business, operations, and risks.

ORGANIZATION

     The audit committee will consist of three members of the board of directors. The board of directors will ensure that the audit committee members have the mix of characteristics, experiences and skills, which provide an appropriate balance for the committee's successful performance. A majority of the audit committee members are to be independent directors. At the initial organizational meeting of the audit committee, a chairperson will be selected. This individual will have the responsibility for conducting the meetings of the committee and helping ensure that objectivity and effective working relationships are maintained among meeting participants. The audit committee will meet a minimum of three times per year.

ROLES AND RESPONSIBILITIES

INTERNAL CONTROL

     - Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals' possess an understanding of their roles and responsibilities;

     - Focus on the extent to which external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown;

     - Gain an understanding of whether internal control recommendations made by external auditors have been implemented by management; and;

     - Ensure that the external auditors keep the audit committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters.

FINANCIAL REPORTING

General

     - Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements; and

     - Ask management and the external auditors about significant risks and exposures and the plans to minimize such risks.

Annual Financial Statements

     - Review the annual financial statements and determine whether they are complete and consistent with the information known to committee members, and assess whether the financial statements reflect appropriate accounting principles;

     - Pay particular attention to complex and/or usual transactions such as restructuring charges and derivative disclosures;

     - Focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of litigation reserves; and other commitments and contingencies;

     - Meet with management and the external auditors to review the financial statements and the result of the audit;

     - Consider management's handling of proposed audit adjustments identified by the external auditors;

     - Review the MD&A and other sections of the annual report before its release and consider whether the information is adequate and consistent with members' knowledge about the company and its operations; and

     - Ensure that the external auditors communicate certain required matters to the committee.

Interim Financial Statements

     - Be briefed on how management develops and summarizes quarterly financial information, the extent to which the external auditors review quarterly financial information, and whether that review is performed on a pre- or post-issuance basis;

     - Meet with management and, if a pre-issuance review was completed, with the external auditors, either telephonically or in person, to review the interim financial statements and the results of the review. (This may be done by the committee chairperson or the entire committee.);

     - To gain insight into the fairness of the interim statements and disclosures, obtain explanations from management and from the external auditors on whether:

          - Actual financial results for the quarter or interim period varied significantly from budgeted or projected results;

          - Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the company's operations and financial practices;

          - Generally accepted accounting principles have been consistently applied;

          - There are any actual or proposed changes in accounting or financial reporting practices;

          - There are any significant or unusual events or transactions;

          - The company's financial and operating controls are functioning effectively;

          - The company has complied with the terms of loan agreements or security indentures; and

          - The interim financial statements contain adequate and appropriate disclosures.

     - Ensure that the external auditors communicate certain required matters to the committee.

COMPLIANCE WITH LAWS AND REGULATIONS

     - Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities;

     - Periodically obtain updates from management, general counsel, and tax director regarding compliance;

     - Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements; and

     - Review the findings of any examinations by regulatory agencies such as the Securities and Exchange Commission.

COMPLIANCE WITH CODE OF CONDUCT

     - Ensure that a code of conduct is formalized in writing and that all employees are aware of it;

     - Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the code of conduct and the guidelines for acceptable business practices;

     - Review the program for monitoring compliance with the code of conduct;
       and

     - Periodically obtain updates from management and general counsel regarding compliance.

EXTERNAL AUDIT

     - Review the external auditors' proposed audit scope and approach;

     - Review the performance of the external auditors and recommend to the board of directors the appointment or discharge of the external auditors; and

     - Review and confirm the independence of the external auditors by reviewing the non-audit services provided and the auditor's assertion of their independence in accordance with professional standards.

OTHER RESPONSIBILITIES

     - Meet with the external auditors and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately;

     - Ensure that significant findings and recommendations made by the external auditors are received and discussed on a timely basis;

     - Review, with the company's counsel, any legal matters that could have a significant impact on the company's financial statements;

     - Review the policies and procedures in effect for considering officers' expenses and perquisites;

     - If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;

     - Perform other oversight functions as requested by the full board; and

     - Review and update the charter; receive approval of changes from the board.

REPORTING RESPONSIBILITIES

     - Regularly update the board of directors about committee activities and make appropriate recommendations.

                                                                      APPENDIX B

                             VARSITYBOOKS.COM INC.

                             1998 STOCK OPTION PLAN

1.  PURPOSE.

     This Stock Plan (hereinafter referred to as this "Plan") amends and restates the 1998 Stock Plan previously adopted and is intended to promote the best interests of the Corporation and its stockholders by (a) enabling the Corporation and any Parent or Subsidiary to attract and retain persons of ability as employees, directors, consultants and advisers, (b) providing an incentive to such persons by affording them an equity participation in the Corporation and (c) rewarding those employees, directors, consultants and advisers who contribute to the operating progress and earning power of the Corporation or any Parent or Subsidiary.

2.  DEFINITIONS.

     The following terms shall have the following meanings when used herein unless the context clearly otherwise requires:

          A. "BOARD OF DIRECTORS" means the Board of Directors of the
     Corporation.

          B. "CODE" means the Internal Revenue Code of 1986, as amended, or any successor provisions.

          C. "COMMON STOCK" means the Common Stock of the Corporation, par value $0.0001 per share.

          D. "CONTROLLING PARTICIPANT" means any Eligible Person who, immediately before any Option is granted to that particular Eligible Person, directly or indirectly possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

          E. "COMMITTEE" means any committee to which the Board of Directors delegates any responsibility for the implementation, interpretation or administration of this Plan.

          F. "CORPORATION" means VarsityBooks.com Inc., a Delaware corporation.

          G. "ELIGIBLE PERSON" means any employee or director of, or consultant or adviser to, the Corporation or any Parent or Subsidiary.

          H. "EXERCISE PRICE" means the price at which a share of Incentive Stock may be purchased by a particular Participant pursuant to the exercise of an Option.

          I. "FAIR MARKET VALUE" means the value of a share of Incentive Stock as determined by the Board of Directors in a manner that the Board of Directors believes to be in accordance with the Code.

          J. "INCENTIVE STOCK" means shares of Common Stock issued pursuant to this Plan.

          K. "ISO" means an Option (or a portion thereof) intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code, or any successor provision.

          L. "NQSO" means an Option (or a portion thereof) which is not intended to, or does not, qualify for any reason as an "incentive stock option" within the meaning of Section 422 of the Code, or any successor provision.

          M. "OPTION" means the right of a Participant to purchase shares of Incentive Stock in accordance with the terms of this Plan and the Stock Option Agreement between such Participant and the Corporation.

          N. "PARENT" means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if, at the time of granting of an Option, each of the corporations (other than the Corporation) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          O. "PARTICIPANT" means any Eligible Person to whom an Option has been granted pursuant to this Plan and who is a party to a Stock Option Agreement.

          P. "SAR" means the right of a Participant to receive cash or other consideration equal to the difference between the Fair Market Value of the Incentive Stock covered by all or any unexercised portion of an Option on the date of exercise of the SAR and the Fair Market Value of such Incentive Stock on the date of grant of the SAR.

          Q. "STOCK OPTION AGREEMENT" means an agreement by and between a Participant and the Corporation setting forth the specific terms and conditions of an Option and/or SAR, which shall establish the specific terms and conditions under which Incentive Stock may be purchased by such Participant pursuant to the exercise of such Option. Such Stock Option Agreement shall be subject to the provisions of this Plan (which shall be incorporated by reference therein) and shall contain such provisions as the Board of Directors, in its sole discretion, may authorize.

          R. "SUBSIDIARY" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time of granting of an Option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.  ADOPTION AND ADMINISTRATION OF PLAN.

     A. This Plan shall become effective upon its adoption by the Board of Directors; provided, however, that if the stockholders of the Corporation shall not approve this Plan, in accordance with applicable state law, within twelve
(12) months before or after the adoption of this Plan by the Board of Directors, this Plan shall expire by its terms. No Option, SAR or other award hereunder shall be exercisable or payable in any respect prior to such approval of this Plan by the stockholders of the Corporation.

     B. Any Option granted pursuant to this Plan shall be granted within ten
(10) years from the date that this Plan is adopted by the Board of Directors or the date that this Plan is approved by the stockholders of the Corporation, whichever is earlier.

     C. The Board of Directors shall implement, interpret (except as expressly provided in this Plan) and administer this Plan. Without limiting the powers and authority of the Board of Directors in any respect, the Board of Directors shall have authority (i) to construe and interpret this Plan and any Stock Option Agreement entered into hereunder; (ii) to determine the Fair Market Value of Incentive Stock; (iii) to select Eligible Persons to whom Options may from time to time be granted hereunder; (iv) to determine whether any Option or any portion thereof shall be an ISO or a NQSO; (v) to determine the number of shares of Incentive Stock to be covered by any Option and the Exercise Price applicable to any Option; (vi) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Option and to approve forms of Stock Option Agreement; (vii) to determine whether, and under what circumstances, an Option may be settled or paid in cash or other consideration; (viii) to amend, cancel, accept the surrender of, modify or accelerate the vesting of all or any portion of an Option, including amendments or modifications that may cause an ISO to become a NQSO; (ix) to authorize and implement any amendment, as required by the Code or with the consent of the Participant, to any Stock Option Agreement and the terms of any Option evidenced thereby; and (x) to establish policies and procedures for the exercise of Options and the satisfaction of withholding or other obligations arising in connection therewith.

     D. To the extent not prohibited by the General Corporation Law of the State of Delaware or the charter or bylaws of the Corporation, the Board of Directors may delegate any or all of its responsibilities hereunder to the Committee, and all references herein or in any Stock Option Agreement to the Board of Directors shall, to the extent applicable, be deemed to refer to and include the Committee. The Board shall be responsible for determining whether and to what extent its responsibilities under the Plan should be carried out by a committee composed of at least two non-employee directors, within the meaning of Rule 16b-3(b)(3) of the Securities and Exchange Commission and/or "outside directors" within the meaning of Section 162(m) of the Code.

     E. Any action taken by the Board of Directors (or the Committee) with respect to the implementation, interpretation or administration of this Plan shall be final, conclusive and binding.

4.  TOTAL NUMBER OF SHARES OF INCENTIVE STOCK; INDIVIDUAL LIMITS ON SHARES.

     The number of shares of Incentive Stock which (a) may be issued in the aggregate by the Corporation under this Plan pursuant to the exercise of Options granted hereunder and (b) may be covered by SARs granted hereunder which have not expired unexercised shall not be more than 5,500,000, which number may be increased only by a resolution adopted by the Board of Directors and approved within twelve (12) months after such adoption by the stockholders of the Corporation in accordance with applicable state law. Such shares of Incentive Stock may be issued out of the authorized and unissued or reacquired Common Stock of the Corporation. Any shares subject to an Option, SAR or portion thereof which expires or is terminated unexercised (unless by virtue of the exercise of an Option or SAR granted in tandem therewith) as to such shares may again be subject to an Option or SAR under this Plan. To the extent there shall be any adjustment pursuant to the provisions of Article 1 hereof, the aforesaid number of shares shall be appropriately so adjusted. The maximum number of shares of Incentive Stock with respect to which Options or SARs may be granted to any one Eligible Person during any one calendar year shall be 350,000.

5.  ELIGIBILITY AND AWARDS.

     A. The Board of Directors shall determine, at any time and from time to time, (i) any Eligible Person to whom the award of an Option or SAR may further the purposes of this Plan in the view of the Board of Directors, (ii) whether any Option to be awarded to an Eligible Person shall be intended as an ISO or as a NQSO, the number of shares of Incentive Stock to be covered by such Option or a SAR, the Exercise Price of such Option or SAR, whether such Option contains a SAR and all other terms and conditions of such Option, (iii) the Fair Market Value on the date of grant of the Option or SAR and (iv) the terms and conditions of the Stock Option Agreement to evidence such Option or SAR, including the restrictions, if any, applicable to the shares of Incentive Stock that may be acquired upon exercise of any portion of such Option. The Board of Directors may delegate to the appropriate officer or officers of the Corporation the authority to prepare, execute and deliver any Stock Option Agreement evidencing any Option or SAR granted under this Plan; provided, however, that any such Stock Option Agreement shall be consistent with the terms and conditions of this Plan.

     B. For any Option intended to qualify as an ISO, in whole or in part, (i) the Eligible Person shall then be an employee of the Corporation or a Parent or Subsidiary, as provided in the Code, (ii) the term during which such Option shall be in effect shall not be greater than ten (10) years provided, however, that the term shall not be greater than five (5) years for any Option granted to a Controlling Participant, (iii) the Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value on the date that such Option is granted provided, however, that, if an ISO shall be granted to a Controlling Participant, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date that such Option is granted and (iv) such Option is exercisable only by the Participant during his or her lifetime and shall be nontransferable by the Participant unless the Stock Option Agreement permits such Option to be transferred by will or the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     C. As soon as practicable after the Board of Directors determines to award an Option or SAR pursuant to section 3 hereof, the appropriate officer or officers of the Corporation shall give notice (written or oral) to such effect to each Eligible Person designated to be awarded an Option or SAR, which notice shall be accompanied by a copy or copies of the Stock Option Agreement to be executed by such Eligible Person.

     D. Upon receipt of the notice specified in section 5 hereof, an Eligible Person shall have an Option or SAR, and shall thereby become and be a Participant, only after the due execution and delivery by such Eligible Person and the Corporation of a Stock Option Agreement (in such form and number as the officer or officers of the Corporation shall direct) by such date and time as shall be specified in such notice (unless waived by the Corporation).

     E. In the event that the Corporation or any Parent or Subsidiary assumes an option granted by another entity, which option is to be covered by this Plan and upon the exercise of which shares of Incentive Stock are to be issued, the terms and conditions of such option shall remain unchanged (except the exercise price and the number and nature of shares issuable upon exercise thereof, which shall be adjusted appropriately in accordance with the Code, and references to such other entity, which shall be deemed to refer to the Corporation). In the event that the Board of Directors elects to grant an Option or SAR under this Plan to replace an option or SAR granted by another entity (rather than assume such option or SAR), the holder of such option or SAR shall be eligible to receive such replacement Option or SAR, which may be granted with a similarly-adjusted Exercise Price.

     F. In the case of an Option granted to a "covered employee" for purposes of
Section 162(m) of the Code, the Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value on the date that such Option is granted.

6.  EXERCISE AND TERMINATION OF OPTIONS.

     A. An Option of a Participant may be exercised during the period such Option is in effect and as set forth herein and in the Stock Option Agreement, and only if compliance with all applicable Federal and state securities laws can be effected. An Option may be exercised only by (i) the Participant's completion, execution and delivery to the Corporation of a notice of such Participant's exercise of such Option and an "investment letter" (if required by the Corporation) as supplied by the Corporation and (ii) the payment to the Corporation of the aggregate Exercise Price, in accordance with section 6 hereof and the Stock Option Agreement, for the shares of Incentive Stock to be purchased pursuant to such exercise (as shall be specified by such Participant in such notice). Except as specifically provided by a duly executed Stock Option Agreement or unless waived by the Board of Directors, an Option or any of the rights thereunder may be exercised by such Participant only, and may not be transferred or assigned, voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution and succession).

     B. Payment by each Participant for the shares of Incentive Stock purchased hereunder upon the exercise of an Option shall be made by good check or in accordance with the terms of any Stock Option Agreement executed by such Participant.

     C. The Board of Directors at any time or from time to time may offer to buy out for a payment in cash or Incentive Stock all or a portion of an outstanding Option held by a Participant, based on such terms and conditions as the Board of Directors shall establish and communicate to the Participant at the time that such offer is made. The Board of Directors may provide for the surrender of all or any portion of an Option in satisfaction of specified obligations of a Participant, including tax withholding obligations.

     D. As a condition to the exercise of any Option or SAR (for non-cash consideration), the Corporation shall have the right to require that the Participant (or the recipient of any shares of Incentive Stock or noncash consideration) remit to the Corporation or any Parent or Subsidiary an amount calculated by the Corporation to be sufficient to satisfy applicable Federal, state, foreign or local withholding tax requirements prior to the delivery of any stock certificate evidencing shares of Incentive Stock or other form of non-cash consideration; in lieu thereof, the Participant may satisfy applicable withholding tax requirements by electing to have the Corporation withhold from the Incentive Stock issuable upon exercise of an Option a number of whole shares having a Fair Market Value (determined on the date that the amount of tax to be withheld is to be fixed) at least equal to the aggregate amount required to be withheld. Whenever any payments are to be made in cash (upon the exercise of a SAR or otherwise), the Corporation shall be entitled, in its sole discretion, to deduct from such payment such amount calculated by the Corporation to be sufficient to satisfy applicable Federal, state, foreign or local withholding tax requirements thereon.

7.  COSTS AND EXPENSES.

     All costs and expenses with respect to the adoption, implementation, interpretation and administration of this Plan shall be borne by the Corporation; provided, however, that, except as otherwise specifically provided in this Plan or the applicable Stock Option Agreement between the Corporation and a Participant, the Corporation shall not be obligated to pay any costs or expenses (including legal fees) incurred by any Participant in connection with any Stock Option Agreement, this Plan or any Option, SAR or Incentive Stock held by any Participant.

8.  NO PRIOR RIGHT OF AWARD.

     Nothing in this Plan shall be deemed to give any director, officer or employee of, or advisor or consultant to, the Corporation or any Parent or Subsidiary, or such person's legal representatives or assigns, or any other person or entity claiming under or through such person, any contract or other right to participate in the benefits of this Plan. Nothing in this Plan shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Corporation or any Parent or Subsidiary shall continue to employ, retain or engage any individual (whether or not a Participant). This Plan shall not affect in any way the right of the Corporation and any Parent or Subsidiary to terminate the employment or engagement of any individual (whether or not a Participant) at any time and for any reason whatsoever and to remove any individual (whether or not a Participant) from any position as a director or officer. No change of a Participant's duties as an employee of the Corporation or any Parent or Subsidiary shall result in a modification of the terms of any rights of such Participant under this Plan or any Stock Option Agreement executed by such Participant.

9.  CHANGES IN CAPITAL STRUCTURE.

     Subject to any required action by the stockholders of the Corporation and the provisions of the General Corporation Law of the State of Delaware, the number of shares of Incentive Stock represented by the unexercised portion of an Option or SAR, the maximum number of shares that may be awarded to any individual in any calendar year and the number of shares of Incentive Stock which has been authorized or reserved for issuance hereunder (whether such shares are unissued, reacquired or subject to an Option or SAR that expired, was cancelled, surrendered or terminated unexercised as to such shares), as well as the Exercise Price under the unexercised portion of an Option or SAR, shall be proportionately adjusted for (a) a division, combination or reclassification of any of the shares of Common Stock of the Corporation or (b) a dividend payable in shares of Common Stock of the Corporation.

10.  AMENDMENT OR TERMINATION OF PLAN.

     Except as otherwise provided herein, this Plan may be amended or terminated in whole or in part by the Board of Directors (in its sole discretion), but no such action shall adversely affect or alter any right or obligation with respect to any Option, SAR or Stock Option Agreement then in effect, except to the extent that any such action shall be required or desirable (in the opinion of the Corporation or its counsel) so that any Option intended to qualify as an ISO complies with the Code or any rule or regulation promulgated or proposed thereunder. Notwithstanding the foregoing, without approval by the stockholders of the Corporation the Board shall not adopt any amendment that would (i) materially modify the requirements as to the exercise price of Options, (ii) increase the number of shares of Incentive Stock that may be issued under the Plan (except as provided in Section 9 hereof), (iii) materially modify the requirements as to eligibility for participation in the Plan, or (iv) modify the material terms of the Plan as to "covered employees" within the meaning of
Section 162(m) of the Code.

11.  BURDEN AND BENEFIT.

     The terms and provisions of this Plan shall be binding upon, and shall inure to the benefit of, each Participant and such Participant's executors and administrators, estate, heirs and personal and legal representatives.

12.  HEADINGS.

     The headings and other captions contained in this Plan are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Plan.

13.  INTERPRETATION.

     Notwithstanding any provision of this Plan or any provision of any Stock Option Agreement evidencing an Option that is intended, in whole or in part, to qualify as an ISO, this Plan and each such Stock Option Agreement are intended to comply with all requirements for qualification under the Code and with any rule or regulation promulgated or proposed thereunder, and shall be interpreted and construed in a manner which is consistent with this Plan and each such Stock Option Agreement being so qualified. This Plan shall be governed by, and construed in accordance with, the substantive laws of the State of Delaware (other than rules of conflicts-of-law or choice-of-law).

                                      ---

     Adopted by the Board of Directors of VarsityBooks.com on April 6, 2000.

                              VARSITYBOOKS.COM INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
          THE ANNUAL MEETING OF STOCKHYOLDERS TO BE HELD MAY 18, 2000.

The undersigned hereby appoints Eric Kuhn, Richard Hozik, and each of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated below, all shares of Common Stock that the undersigned is entitled to vote, with all powers that the undersigned would possess if personally present at the Annual Meeting (including all adjournments thereof) of Stockholders of VarsityBooks.com Inc. to be held at 10:00 am local time on May 18, 2000, at The Hay Adams Hotel, One Lafayette Square, 16th & H Streets, N.W., Washington, D.C.

EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE FOR DIRECTOR NAMED ON THE REVERSE SIDE AND FOR THE OTHER MATTERS DESCRIBED ON THE REVERSE SIDE.

               PLEASE VOTE, DATE, AND SIGN ON THE OTHER SIDE AND
                   RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

          (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE.)

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS.

                                                                    -----------
                                                                    SEE REVERSE
                                                                      SIDE
                                                                    -----------

[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE


PROPOSAL 1:  ELECTION OF DIRECTORS

[  ] FOR all nominees      [  ] WITHHOLD AUTHORITY to          [  ] EXCEPTIONS*
     listed below               vote for all nominees
                                listed below

Nominees:  Andrew J. Oleszczuk and James S. Ulsamer
           --------------------------------------------------------------------

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

* EXCEPTIONS:
             ------------------------------------------------------------------

PROPOSAL 2:  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         [  ] FOR [  ] AGAINST  [  ] ABSTAIN

PROPOSAL 3:  RATIFICATION OF ADOPTION OF 1998 STOCK OPTION PLAN, AS AMENDED

         [  ] FOR [  ] AGAINST  [  ] ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

CHANGE OF ADDRESS AND/OR COMMENTS MARK HERE [  ]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.

SIGNATURE:
            -----------------------------------
SIGNATURE:
            -----------------------------------
DATE:
            -----------------------------------

NOTED: Please sign as name appears hereon. Joint owners EACH must sign. When signing as attorney, trustee, executor, administrator or guardian, please give your FULL title. If a corporation, please provide the full name of the corporation and the signature of the authorized officer signing on its behalf. If a partnership, please sign in partnership name by an authorized person.